Welcome May 3, 2005

2004 - Best Year Ever GROWTH. PROFITABILIT Y. OPPORTUNITI ES.

John E. Stefan Chairman of the Board

Board of Directors Richard H. Albright, Jr., D.D.S. - Chairman, Audit Committee Michael A. Carenzo Anthony D. Chivinski Bertram F. Elsner Howard E. Groff, Jr. Joan R. Henderson Terrence L. Hormel David E. Hosler -- Vice Chairman of the Board, Chairman, Corporate Governance and Nominating Committee, Chairman, Executive Committee William E. Miller, Jr. J. Roger Moyer, Jr. - President and Chief Executive Officer W. Garth Sprecher -- Chairman, Management Development and Compensation Committee John E. Stefan - Chairman of the Board Glenn R. Walz, CPA -- Chairman, Finance Committee

J. Roger Moyer, Jr. President and Chief Executive Officer

Forward Looking Statement Disclosure In addition to historical information, this presentation contains forward-looking statements, which are subject to certain risks and uncertainties. Forward- looking statements include information concerning possible or assumed future results of operations of Sterling, its subsidiaries, or the combined company. Forward looking statements include words such as believes, expects, anticipates and other similar expressions. Shareholders should note that many factors could affect the future financial results of Sterling, causing those results to differ materially from those expressed in this presentation. These factors include operating, legal and regulatory risks; economic, political and competitive forces impacting our various lines of business; risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; the possibility that increased demand or prices for Sterling's financial services and products may not occur; volatility in interest rates; and other risks and uncertainties. Sterling undertakes no obligation to publicly revise or update these forward- looking statements to reflect events that arise after this presentation. Shareholders are reminded of risk factors described in other documents Sterling files with the SEC, including quarterly reports on Form 10-Q and current reports on Form 8-K.

Congratulati ons! John E. Stefan Inducted into Pennsylvania Association of Community Bankers Hall of Fame in 2004!

John E. Stefan 37 Years Banking Experience Chairman since 2002 Chairman, President and CEO from 1994 to 2002 BA from Villanova University MBA from Columbia University Numerous Civic and Industry Leadership Positions

Sterling's Vision AT STERLING FINANCIAL CORPORATION: EMPLOYEES ARE ENGAGED. CUSTOMERS ARE VALUED. COMMUNITIES ARE SUPPORTED. SHAREHOLDERS ARE REWARDED. Our business is about making money, and having fun while we do it!

Support our communities Focus on three strategies Customer Customer Strategy Shareholder Shareholder Strategy People People Strategy Make Money, Have Fun

2004 Highlights Operating performance 4th quarter was best quarter in Sterling's history Best year in Sterling's history Acquired Pennsylvania State Bank in December adding assets of $212 million to Sterling Strengthened foothold in northern Delaware with the formation of Delaware Sterling Bank & Trust Company StoudtAdvisors joined Sterling in May Lancaster Insurance Group became a wholly-owned subsidiary of Sterling

2004 - Best Year Ever Net income increased nearly 15 percent Increased earnings per share by about 12 percent

2004 - Best Year Ever Shareholders Rewarded Dividend increase Stock split (5 for 4) twice in two years Share price increase of 29 percent

Increased earnings per share Return on realized average equity Efficiency Ratio Building Shareholder Value

Equipment Finance LLC has grown 150 percent since being acquired by Sterling during the first quarter of 2002. Sterling Financial Settlement Services' net income was twice what was projected for each of its first two years of operations - 2003 and 2004. It also ranked among the top eight title companies in central Pennsylvania each year. Building Shareholder Value

Growth Timeline

Where We Are Today

Gaining in markets where we already do business - Carroll County, Md,; York metro area; Berks County, Pa.; New Castle County, Del.; Lebanon County, Pa.; and Bucks County, Pa. Expanding into counties that are contiguous to current markets - Frederick, Harford and parts of Baltimore counties in Maryland; Kent County, Del., Dauphin County, Cumberland County and most of Chester County in Pennsylvania. Looking Ahead

Looking Ahead High Performance Markets Medium Performance Markets Low Performance Markets potential markets - a long term view

56 Percent of Net Income Banki ng

Banks One serving northern Delaware Two serving northern Maryland Five serving south- central Pennsylvania Correspondent Banking Services Correspondent Services Group Banking

44 Percent of Net Income Financial Services Group

Specialty Commercial Financing Equipment Finance LLC Fleet and Equipment Leasing Town & Country Leasing, LLC Trust, Investment and Brokerage Services Bainbridge Securities, Inc. Church Capital Management Sterling Financial Trust Company Financial Services Group

Insurance Services Lancaster Insurance Group, LLC StoudtAdvisors Sterling Financial Settlement Services Human Resources Consulting Professional Services Group Financial Services Group

Brad Scovill Group Executive Financial Services Group New Alignment Tito Lima Chief Financial Officer

Named for three years consecutively as one of the fastest growing companies in central Pennsylvania Honored to have opened NASDAQ market on Nov. 4, 2004 Have attracted increasing coverage by industry analysts Recognized through affiliates as one of the best places to work in Pennsylvania. Recognitions

Bank of Hanover and Trust Company 170th Anniversary Founded April 14, 1835 Congratulatio ns!

Sterling Employees Ranked #1 Worldwide in 2004 Corporate Leadership Council Engagement Study of 59 companies (mostly Fortune 500) across 14 industries. Employee Engagement

Survey Participants - We were in good company!

Employees Exhibiting Highest Effort, All companies participating in surveys So where did Sterling rate?!

Engagement Drives Business Results

J. Bradley Scovill Group Executive, Financial Services Group Chief Financial Officer

Non-GAAP Measurement The following discussion refers to the efficiency ratio, which is computed by dividing non-interest expense, less depreciation on operating leases, by the sum of tax equivalent net interest income and non-interest income, less depreciation on operating leases for purposes of calculating its efficiency ratio. Sterling nets the depreciation on operating leases against related income, as it is consistent with utilizing net interest income presentation, which nets interest expense against interest income. In addition, the efficiency ratio excludes unusual items, including gains/losses on securities activities, interest collected on charged-off loans, etc. The efficiency ratio is a non-GAAP financial measure that we believe provides readers with important information regarding Sterling's operational efficiency. Comparison of Sterling's efficiency ratio with other companies' may not be appropriate, as they may calculate their efficiency ratio in a different manner. In addition, depreciation on operating leases have been netted against non-interest income in the following discussion, to be consistent with the efficiency ratio presentation, which presents net revenues on operating leases.

Financial performance Year-end assets of $2.740 billion Net income was $33.329 million - an increase of 14.7 percent or $4.270 million over 2003 Diluted earnings per share totaled $1.21 compared to $1.08 per share in 2003 - an increase of 12.0 percent Return on average realized equity was 15.00 percent, compared to 15.10 percent in 2003 Efficiency ratio slipped from 59.2 percent in 2003 to 61.3 percent due primarily to non- cash, intangible asset amortization charges of newly acquired affiliates 2004 Highlights

2000 2001 2002 2003 2004 0.68 0.83 0.94 1.08 1.21 Year ended December 31, adjusted for 5-for-4 stock split declared on April 26, 2005 Annual Growth In Diluted Earnings Per Share

2000 2001 2002 2003 2004 0.1236 0.1441 0.1447 0.151 0.15 Year ended December 31, Return On Average Realized Equity

2000 2001 2002 2003 2004 0.631 0.645 0.602 0.59200000013148 0.613 * See Non-GAAP measurement slide for efficiency ratio definition Year ended December 31, Efficiency Ratio*

Year ended December 31, 2000 2001 2002 2003 2004 Net Int Inc 54818 58642 74948 85918 97417 Non Int Inc 19348 21998 24390 27772 36141 (In Thousands) Revenues* * See Non-GAAP measurement slide for non-interest income presentation

2000 2001 2002 2003 2004 0.0403 0.0395 0.0438 0.0465 0.0483 Year ended December 31, Net Interest Margin (FTE Basis)

ALLL / Total Loans ALLL / NPL NPL / Total Loans Net Charge-Off Ratio 2000 2001 2002 2003 2004 1.13% 1.01% 1.00% 0.98% 0 .99% 192% 126% 111% 315% 417% 0.59% 0.80% 0.90% 0.31% 0.24% 0.08% 0.17% 0.08% 0.14% 0.10% December 31, Asset Quality Ratios

Sterling Financial Corporation................ NASDAQ Bank Stock Index................ Russell Financial Services Index............. Russell 2000 Index.......... Dividend Yield............... 32.16% 13.64% 21.06% 18.42% 2.23% One Year* Three Years* 99.34% 61.67% 75.11% 38.72% *ending 12/31//04 Five Years* 67.43% 114.41% 137.09% 38.22% Building Shareholder Value

STERLING FINANCIAL VS. MID-ATLANTIC BANK

Stock Statistics

Stock Split..................	5 for 4	02/20/04
Stock Split..................	5 for 4	04/26/05
1/01/04 – 12/31/04		
High..........................	$30.39	12/01/04
Low...........................	$22.32	02/14/04
Close.........................	$28.67	12/31/04
Close.........................	$26.40	05/02/05

Stock Statistics

1/01/04 – 12/31/04

Total Trades........................	32,087 (up 174% from 2003)
Volume...............................	6,710,000 (up 28% from 2003)
Average Daily Trades........................	127
Average Number of Shares Daily........................	26,840
Average Trade Size........................	216

2005 First Quarter Financial Highlights 2005 2004 2.752 2.335 2005 2004 1.937 1.534 (in billions) (in billions) Net Loans Outstanding Total Assets

2005 First Quarter Financial Highlights 2005 2004 9.279 7.629 Net Income (in millions) 2005 2004 0.316 0.28 Diluted Earnings Per Share

2005 First Quarter Financial Highlights 2005 2004 0.1382 0.1478 Return on Average Realized Equity 2005 2004 0.625 0.623 Efficiency Ratio

Make Money, Have Fun

John E. Stefan Chairman of the Board

Questions

May 3, 2005